Exhibit 21

Subsidiaries of Clean Harbors, Inc.

Subsidiary	Jurisdiction of Organization
Ace/Allwaste Environmental Services of Indiana, LLC	Illinois
Altair Disposal Services, LLC	Delaware
American Industrial Assurance Company	South Carolina
Aquilex Finance LLC	Delaware
Aquilex Intermediate Corporate Holdings LLC	Delaware
Aquilex Intermediate Holdings LLC	Delaware
Aquilex LLC	Delaware
Baton Rouge Disposal, LLC	Delaware
Bridgeport Disposal, LLC	Delaware
CARBER Holdings, Inc.	Delaware
CB Canada Acquisition, Inc.*	Ontario
CB Canada Holdings, Inc.*	Ontario
CB US Holdings, Inc.	Delaware
CH International Holdings, LLC	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada, Inc.*	New Brunswick
Clean Harbors Caribe, Inc.*	Puerto Rico
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Clive, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, LLC	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Development, LLC	Delaware
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors El Dorado, LLC	Delaware
Clean Harbors Energy and Industrial Services Corp.*	Alberta
Clean Harbors Energy and Industrial Services LP*	Alberta
Clean Harbors Energy and Industrial Western Ltd.*	Alberta
Clean Harbors Energy Services, ULC*	Alberta
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors Exploration Services LP*	Alberta
Clean Harbors Exploration Services, Inc.	Nevada
Clean Harbors Exploration Services, ULC*	Alberta
Clean Harbors Florida, LLC	Delaware
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors India LLP*	India

Exhibit 21

Clean Harbors Industrial Services Canada, Inc.*	Alberta
Clean Harbors Innu Environmental Services, Inc.*	Newfoundland
Clean Harbors Kansas, LLC	Delaware
Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, LLC	Delaware
Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lodging Services LP*	Alberta
Clean Harbors Lodging Services, ULC*	Alberta
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Mercier, Inc.*	Quebec
Clean Harbors of Baltimore, Inc. (DE Corp.)	Delaware
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc. (DE)	Delaware
Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors Production Services, ULC*	Alberta
Clean Harbors Quebec, Inc.*	Quebec
Clean Harbors Recycling Services of Chicago, LLC	Delaware
Clean Harbors Recycling Services of Ohio, LLC	Delaware
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors San Leon, Inc.	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Surface Rentals Partnership*	Alberta
Clean Harbors Surface Rentals USA, Inc.	Delaware
Clean Harbors Surface Rentals, ULC*	Alberta
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Clean Harbors Wichita, LLC	Delaware
Clean Harbors Wilmington, LLC	Delaware
Confined Space Services L.L.C.	Michigan
Cousins Waste Control, LLC	Ohio
Crowley Disposal, LLC	Delaware
Cyn Oil Corporation	Massachusetts
Debusk Industrial Services Company LLC	Texas
Dene Nation Industrial Services LTD.*	Alberta
DFW Waste Oil Services	Texas
Disposal Properties, LLC	Delaware
Emerald Services, Inc.	Washington
EnviroSORT Inc.*	Alberta
Global Vapor Control, Inc.	Texas
Green View Technologies, Inc.	New Hampshire
GSX Disposal, LLC	Delaware
Hilliard Disposal, LLC	Delaware

Exhibit 21

HPC Industrial Group, LLC	Delaware
HPC Industrial Services, LLC	Delaware
HPC PetroServ, Inc.	Texas
HydroChem Canada ULC*	Alberta
IISG Central Region LLC	Delaware
IISG Gulf Coast LLC	Delaware
IISG Real Estate LLC	Michigan
Industrial Service Oil Company, Inc.	California
Inland Industrial Services Group LLC	Michigan
Inland Waters of Ohio LLC	Michigan
Inland Waters Pollution Control Services LLC	Michigan
Jesco Industrial Service, LLC	Kentucky
Laidlaw Environmental Services de Mexico S.A. de C.V.*	Mexico
LJ Energy Services Intermediate Holding Corp.	Delaware
Lonestar Sylvan Inc.*	Federally Chartered
Lonestar Vacuum Inc.*	Alberta
Lonestar West Enterprises LLC	Oklahoma
Lonestar West Inc.*	Federally Chartered
Lonestar West Services LLC	Nevada
Murphy's Waste Oil Service, Inc.	Massachusetts
Northeast Casualty Insurance Company	Vermont
Omnichem, LLC	Michigan
Philip Services/North Central, LLC	Iowa
Plaquemine Remediation Services, LLC	Delaware
PMS Industrial Services, LLC	Michigan
Power Vac Construction L.L.C.	Michigan
PSC Industrial Holdings Corp.	Delaware
PSC Industrial Outsourcing of Michigan, LLC	Ohio
PSC Industrial Outsourcing, LP	Delaware
PSC Industrial, Inc.	Delaware
PSC LDAR Services, LLC	Delaware
Ricky's Oil & Environmental Services, LLC	Florida
RMF Aquilex Corp.	Delaware
Roebuck Disposal, LLC	Delaware
Rosemead Oil Products, Inc.	California
Safety-Kleen Canada Inc.*	New Brunswick
Safety-Kleen Envirosystems Company	California
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.	Indiana
Safety-Kleen International, Inc.	Delaware
Safety-Kleen of California, Inc.	California
Safety-Kleen Systems, Inc.	Wisconsin
Safety-Kleen, Inc.	Delaware
Sawyer Disposal Services, LLC	Delaware
Seaport Environmental, LLC	Delaware

Exhibit 21

Service Chemical, LLC	Delaware
SK D'Incineration Inc.*	Quebec
Speed Industrial Corporate, LLC	Louisiana
Speed Industrial Service Catalyst LLC	Delaware
Speed Industrial Service of Beaumont, LLC	Louisiana
Speed Industrial Service, LLC	Louisiana
Speed Industrial Services of Lake Charles LLC	Louisiana
Speed Industrial Services of Louisiana, LLC	Louisiana
Speed Industrial Services of Texas, LLC	Louisiana
Spring Grove Resource Recovery, Inc.	Delaware
Synergy Hydrocarbon Recovery, LLC	Florida
Synergy Recycling of Central Florida, LLC	Georgia
Synergy Recycling, LLC	Florida
The Solvents Recovery Service of New Jersey, Inc.	New Jersey
Thermo Fluids Inc.	Delaware
Tri-vax Enterprises Ltd.*	Alberta
Tulsa Disposal, LLC	Delaware
Versant Energy Services, Inc.	Delaware
Versant Energy Services, LP*	Alberta
Vulsay Industries Ltd.*	Ontario
    *Foreign entity or subsidiary of foreign entity